Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Third Quarter 2015 Results

ENGLEWOOD, Colo. (September 29, 2015) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the third quarter ended August 31, 2015.

•	Revenue of $588 million, up 6 percent from the prior-year period

•	Total organic revenue growth of 3 percent, with 5 percent subscription organic revenue growth

•	Adjusted EBITDA of $190 million, up 9 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.56, up 5 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2015 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in thousands, except percentages and per share data)	2015	2014	$	%	2015	2014	$	%
Revenue	$587,945	$556,011	$31,934	6%	$1,725,613	$1,648,477	$77,136	5%

Net income	$59,244	$46,517	$12,727	27%	$149,716	$134,431	$15,285	11%
Adjusted EBITDA	$189,996	$174,441	$15,555	9%	$544,387	$503,349	$41,038	8%

GAAP EPS	$0.86	$0.68	$0.18	26%	$2.16	$1.95	$0.21	11%
Adjusted EPS	$1.56	$1.49	$0.07	5%	$4.41	$4.23	$0.18	4%

Cash flow from operations	$162,377	$167,476	$(5,099)	(3)%	$496,661	$542,450	$(45,789)	(8)%
Free cash flow	$133,727	$135,198	$(1,471)	(1)%	$398,973	$459,136	$(60,163)	(13)%

“My first full quarter back in the CEO role at IHS has been very productive,” said Jerre Stead, IHS chairman and chief executive officer. “IHS and shareholders will benefit as the company executes on its long-term strategy and captures the full potential of prior investments and the operational initiatives we are implementing.”

“We continue to be pleased with the strength of our Industrials revenue growth, while our Resources revenue continues to be negatively impacted by market pressures,” said Todd Hyatt, IHS chief financial officer. “We continue to deliver solid profit and margin expansion, with Adjusted EBITDA of $190 million for the quarter, up 9 percent versus a year ago.”

Third Quarter and Year-to-Date 2015 Revenue Performance

Third quarter 2015 revenue increased 6 percent compared to the third quarter of 2014, and year-to-date 2015 revenue increased 5 percent compared to the same period in 2014. The components of revenue growth are described below by segment and in total.

	Change in revenue
	Third quarter 2015 vs. third quarter 2014			Year-to-date 2015 vs. year-to-date 2014
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	5%	6%	(1)%	3%	5%	(1)%
EMEA	(2)%	4%	(4)%	—%	3%	(4)%
APAC	—%	6%	(3)%	1%	6%	(2)%
Total	3%	5%	(2)%	2%	5%	(2)%

The subscription-based business grew 5 percent organically in the third quarter of 2015 compared to the same period of 2014, as described in the following table.

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
(in thousands, except percentages)	2015	2014	Total	Organic	2015	2014	Total	Organic
Subscription revenue	$466,600	$432,128	8%	5%	$1,374,088	$1,275,848	8%	5%
Non-subscription revenue	121,345	123,883	(2)%	(4)%	351,525	372,629	(6)%	(10)%
Total revenue	$587,945	$556,011	6%	3%	$1,725,613	$1,648,477	5%	2%

Third Quarter and Year-to-Date 2015 Segment Performance

Segment results were as follows:

•
Americas. Third quarter revenue for Americas increased $34 million, or 9 percent, to $397 million, and included 6 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for Americas increased $12 million, or 9 percent, to $145 million. Third quarter operating income for Americas increased $3 million, or 3 percent, to $93 million.

Year-to-date revenue for Americas increased $74 million, or 7 percent, to $1,165 million. Year-to-date Adjusted EBITDA for Americas increased $24 million, or 6 percent, to $417 million. Year-to-date operating income for Americas decreased $9 million, or 3 percent, to $252 million.

•
EMEA. Third quarter revenue for EMEA decreased $4 million, or 3 percent, to $135 million, and included 1 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for EMEA increased $4 million, or 9 percent, to $45 million. Third quarter operating income for EMEA increased $3 million, or 9 percent, to $38 million.

Year-to-date revenue for EMEA decreased $6 million, or 1 percent, to $398 million. Year-to-date Adjusted EBITDA for EMEA increased $6 million, or 6 percent, to $120 million. Year-to-date operating income for EMEA increased $1 million, or 1 percent, to $95 million.

•
APAC. Third quarter revenue for APAC increased $2 million, or 4 percent, to $56 million, and included 6 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for APAC increased $3 million, or 25 percent, to $16 million. Third quarter operating income for APAC increased $5 million, or 43 percent, to $15 million.

Year-to-date revenue for APAC increased $8 million, or 6 percent, to $162 million. Year-to-date Adjusted EBITDA for APAC increased $7 million, or 20 percent, to $45 million. Year-to-date operating income for APAC increased $6 million, or 18 percent, to $40 million.

Outlook (forward-looking statement)

For the year ending November 30, 2015, IHS expects:

•
Revenue at the mid-point of the range of $2.30 billion to $2.34 billion, including the low end of 5-6 percent subscription organic growth, negative non-subscription organic growth, and total organic growth of 1-2 percent;

•	Adjusted EBITDA toward the high end of the range of $725 million to $740 million; and

•	Adjusted EPS toward the high end of the range of $5.80 to $6.00 per diluted share.

Additionally, for the year ending November 30, 2015, IHS expects:

•	Depreciation expense to be approximately $85-90 million;

•	Amortization expense related to acquired intangible assets to be approximately $145-150 million;

•	Net interest expense to be approximately $73-77 million; and

•	Stock-based compensation expense to be approximately $135-145 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter 2015 results on September 29, 2015, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 150 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs about 8,800 people in 32 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2015 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	August 31, 2015	November 30, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$263,605	$153,156
Accounts receivable, net	330,673	421,374
Income tax receivable	—	2,283
Deferred subscription costs	53,156	51,021
Deferred income taxes	78,027	81,780
Other	64,787	60,973
Total current assets	790,248	770,587
Non-current assets:
Property and equipment, net	322,802	301,419
Intangible assets, net	1,111,796	1,091,109
Goodwill	3,400,639	3,157,324
Other	24,114	27,991
Total non-current assets	4,859,351	4,577,843
Total assets	$5,649,599	$5,348,430
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$36,014	$36,257
Accounts payable	57,713	52,245
Accrued compensation	88,978	101,875
Accrued royalties	23,984	37,346
Other accrued expenses	117,175	131,147
Income tax payable	31,733	—
Deferred revenue	607,073	596,187
Total current liabilities	962,670	955,057
Long-term debt	2,049,083	1,806,098
Accrued pension and postretirement liability	27,611	29,139
Deferred income taxes	355,932	347,419
Other liabilities	63,321	51,171
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 70,099,469 and 69,391,577 shares issued, and 68,178,524 and 68,372,176 shares outstanding at August 31, 2015 and November 30, 2014, respectively	701	694
Additional paid-in capital	1,014,093	956,381
Treasury stock, at cost: 1,920,945 and 1,019,401 shares at August 31, 2015 and November 30, 2014, respectively	(216,749)	(105,873)
Retained earnings	1,564,785	1,415,069
Accumulated other comprehensive loss	(171,848)	(106,725)
Total stockholders’ equity	2,190,982	2,159,546
Total liabilities and stockholders’ equity	$5,649,599	$5,348,430

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2015	2014	2015	2014
Revenue	$587,945	$556,011	$1,725,613	$1,648,477
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $2,114; $2,906; $4,972; and $6,277 for the three and nine months ended August 31, 2015 and 2014, respectively)	222,811	219,208	666,660	657,078
Selling, general and administrative (includes stock-based compensation expense of $31,221; $44,821; $96,197; and $121,446 for the three and nine months ended August 31, 2015 and 2014, respectively)	207,744	211,285	614,162	612,645
Depreciation and amortization	59,928	50,568	174,757	149,347
Restructuring charges	1,890	2,368	23,543	6,403
Acquisition-related costs	116	—	593	1,017
Net periodic pension and postretirement expense (income)	495	(1,328)	1,488	4,342
Other expense, net	234	132	1,328	1,440
Total operating expenses	493,218	482,233	1,482,531	1,432,272
Operating income	94,727	73,778	243,082	216,205
Interest income	274	251	614	737
Interest expense	(18,125)	(12,295)	(52,573)	(42,150)
Non-operating expense, net	(17,851)	(12,044)	(51,959)	(41,413)
Income from continuing operations before income taxes	76,876	61,734	191,123	174,792
Provision for income taxes	(17,632)	(15,217)	(41,407)	(40,361)
Net income	$59,244	$46,517	$149,716	$134,431

Basic earnings per share	$0.87	$0.68	$2.18	$1.97
Weighted average shares used in computing basic earnings per share	68,355	68,269	68,619	68,100

Diluted earnings per share	$0.86	$0.68	$2.16	$1.95
Weighted average shares used in computing diluted earnings per share	68,820	68,911	69,170	68,810

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended August 31,
	2015	2014
Operating activities:
Net income	$149,716	$134,431
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	174,757	149,347
Stock-based compensation expense	101,169	127,723
Impairment of assets	1,243	—
Excess tax benefit from stock-based compensation	(5,880)	(11,609)
Net periodic pension and postretirement expense	1,488	4,342
Pension and postretirement contributions	(3,018)	(2,080)
Deferred income taxes	(21,264)	8,337
Change in assets and liabilities:
Accounts receivable, net	101,289	93,234
Other current assets	(20,392)	(11,490)
Accounts payable	1,997	(9,682)
Accrued expenses	(32,029)	(2,878)
Income tax	45,766	16,281
Deferred revenue	(1,344)	43,465
Other liabilities	3,163	3,029
Net cash provided by operating activities	496,661	542,450
Investing activities:
Capital expenditures on property and equipment	(97,688)	(83,314)
Acquisitions of businesses, net of cash acquired	(369,908)	(133,938)
Intangible assets acquired	—	(714)
Change in other assets	3,262	3,846
Settlements of forward contracts	838	1,345
Net cash used in investing activities	(463,496)	(212,775)
Financing activities:
Proceeds from borrowings	465,000	165,000
Repayment of borrowings	(222,258)	(439,317)
Excess tax benefit from stock-based compensation	5,880	11,609
Repurchases of common stock	(148,600)	(51,282)
Net cash provided by (used in) financing activities	100,022	(313,990)
Foreign exchange impact on cash balance	(22,738)	(12,239)
Net increase in cash and cash equivalents	110,449	3,446
Cash and cash equivalents at the beginning of the period	153,156	258,367
Cash and cash equivalents at the end of the period	$263,605	$261,813

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2015	2014	Total	Organic	2015	2014	Total	Organic
Revenue by segment:
Americas	$396,969	$363,449	9%	5%	$1,164,931	$1,090,656	7%	3%
EMEA	134,526	138,120	(3)%	(2)%	398,203	403,828	(1)%	—%
APAC	56,450	54,442	4%	—%	162,479	153,993	6%	1%
Total revenue	$587,945	$556,011	6%	3%	$1,725,613	$1,648,477	5%	2%

Revenue by transaction type:
Subscription	$466,600	$432,128	8%	5%	$1,374,088	$1,275,848	8%	5%
Non-subscription	121,345	123,883	(2)%	(4)%	351,525	372,629	(6)%	(10)%
Total revenue	$587,945	$556,011	6%	3%	$1,725,613	$1,648,477	5%	2%

Revenue by product category:
Resources	$217,713	$229,107	(5)%	(4)%	$669,955	$690,477	(3)%	(3)%
Industrials	228,227	185,267	23%	11%	645,353	538,336	20%	8%
Horizontal products	142,005	141,637	—%	4%	410,305	419,664	(2)%	1%
Total revenue	$587,945	$556,011	6%	3%	$1,725,613	$1,648,477	5%	2%

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2015	2014	2015	2014
Net income	$59,244	$46,517	$149,716	$134,431
Interest income	(274)	(251)	(614)	(737)
Interest expense	18,125	12,295	52,573	42,150
Provision for income taxes	17,632	15,217	41,407	40,361
Depreciation	22,186	17,361	65,358	49,241
Amortization related to acquired intangible assets	37,742	33,207	109,399	100,106
EBITDA (1)(6)	$154,655	$124,346	$417,839	$365,552
Stock-based compensation expense	33,335	47,727	101,169	127,723
Restructuring charges	1,890	2,368	23,543	6,403
Acquisition-related costs	116	—	593	1,017
Impairment of assets	—	—	1,243	—
Loss on sale of assets	—	—	—	2,654
Adjusted EBITDA (2)(6)	$189,996	$174,441	$544,387	$503,349

	Three months ended August 31,		Nine months ended August 31,
	2015	2014	2015	2014
Net income	$59,244	$46,517	$149,716	$134,431
Stock-based compensation expense	33,335	47,727	101,169	127,723
Amortization related to acquired intangible assets	37,742	33,207	109,399	100,106
Restructuring charges	1,890	2,368	23,543	6,403
Acquisition-related costs	116	—	593	1,017
Impairment of assets	—	—	1,243	—
Loss on sale of assets	—	—	—	2,654
Income tax effect on adjusting items	(24,976)	(27,220)	(80,626)	(80,953)
Adjusted net income (3)	$107,351	$102,599	$305,037	$291,381
Adjusted EPS (4)(6)	$1.56	$1.49	$4.41	$4.23
Weighted average shares used in computing Adjusted EPS	68,820	68,911	69,170	68,810

	Three months ended August 31,		Nine months ended August 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$162,377	$167,476	$496,661	$542,450
Capital expenditures on property and equipment	(28,650)	(32,278)	(97,688)	(83,314)
Free cash flow (5)(6)	$133,727	$135,198	$398,973	$459,136

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended August 31, 2015
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$92,703	$38,170	$15,153	$(51,299)	$94,727
Adjustments:
Stock-based compensation expense	—	—	—	33,335	33,335
Depreciation and amortization	50,879	5,971	1,038	2,040	59,928
Restructuring charges	1,451	383	56	—	1,890
Acquisition-related costs	121	(5)	—	—	116
Adjusted EBITDA	$145,154	$44,519	$16,247	$(15,924)	$189,996

	Three months ended August 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$90,178	$35,166	$10,587	$(62,153)	$73,778
Adjustments:
Stock-based compensation expense	—	—	—	47,727	47,727
Depreciation and amortization	41,846	5,057	2,317	1,348	50,568
Restructuring charges	1,563	734	71	—	2,368
Adjusted EBITDA	$133,587	$40,957	$12,975	$(13,078)	$174,441

	Nine months ended August 31, 2015
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$252,244	$95,118	$39,750	$(144,030)	$243,082
Adjustments:
Stock-based compensation expense	—	—	—	101,169	101,169
Depreciation and amortization	146,381	18,505	3,951	5,920	174,757
Restructuring charges	17,507	4,869	1,167	—	23,543
Acquisition-related costs	515	78	—	—	593
Impairment of assets	—	1,243	—	—	1,243
Adjusted EBITDA	$416,647	$119,813	$44,868	$(36,941)	$544,387

	Nine months ended August 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$261,375	$94,226	$33,587	$(172,983)	$216,205
Adjustments:
Stock-based compensation expense	—	—	—	127,723	127,723
Depreciation and amortization	124,414	16,162	3,405	5,366	149,347
Restructuring charges	3,335	2,675	393	—	6,403
Acquisition-related costs	696	321	—	—	1,017
Loss on sale of assets	2,654	—	—	—	2,654
Adjusted EBITDA	$392,474	$113,384	$37,385	$(39,894)	$503,349

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.